Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2022, relating to the financial statements of Public Service Company of New Hampshire appearing in the Annual Report on Form 10-K of Public Service Company of New Hampshire for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT

April 13, 2022